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                             EXHIBIT I
                             _________

                  AGREEMENT TO FURNISH INFORMATION DEFINING
                  _________________________________________

                       THE RIGHTS OF DEBT HOLDERS
                       __________________________

Securities and Exchange Commission
450 Fifth Avenue
Washington, D.C. 20549

Subject: IBM Credit Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1993 - File No. 1-8175


Dear Sirs:

   IBM Credit Corporation (the Company) including its subsidiaries does not have outstanding any instrument other than the Indenture dated January 15, 1989 as filed electronically as Exhibit No. 4 to Form S-3 with the Securities and Exchange Commission on April 3, 1989 defining the rights of the holders of its long-term debt under which the total amount of securities authorized exceeds 10% of the total assets of the Company and its subsidiaries on a consolidated basis.

   In accordance with paragraph (b)(4)(iii) of Item 601 of Regulation S-K, the Company hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument which defines the rights of the holders of its long-term debt.

                                 Very truly yours,
                                 IBM CREDIT CORPORATION

                               By: /s/ Melvin Kyle Grosz
                                      _______________________
 Date:  March 15, 1994               (Melvin Kyle Grosz)
                                     Vice President and Assistant General
                                     Manager, Finance and Risk Management